EXHIBIT 99.1

BIMINI CAPITAL MANAGEMENT ANNOUNCES SECOND QUARTER 2016 RESULTS

VERO BEACH, Fla., (August 9, 2016) – Bimini Capital Management, Inc. (OTCBB:BMNM), ("Bimini Capital", or the "Company"), today announced results of operations for the three month period ended June 30, 2016.

Second Quarter 2016 Highlights

	Net income of $0.6 million, or $0.05 per common share
	Book value per share of $5.53
Company to discuss results on Wednesday, August 10, 2016, at 10:00 AM ET

Details of Second Quarter 2016 Results of Operations

The Company reported net income of $0.6 million for the three month period ended June 30, 2016.   The results for the quarter included net interest income of $0.6 million, net losses on mortgage backed securities ("MBS") and derivative instruments of $0.5 million, gains on retained interests of $0.5 million, advisory services revenue of $1.3 million, dividends, net of unrealized losses, on Orchid Island Capital, Inc. ("Orchid") common stock of $0.5 million and operating expenses of $1.4 million.

Management of Orchid Island Capital, Inc.

Upon completion of its initial public offering, Orchid became externally managed and advised by Bimini and its MBS investment team pursuant to the terms of a management agreement. As manager, Bimini is responsible for administering Orchid's business activities and day-to-day operations.  Pursuant to the terms of the management agreement, Bimini Advisors provides Orchid with its management team, including its officers, along with appropriate support personnel.  Bimini also maintains a common stock investment in Orchid which is accounted for under the fair value option, with changes in fair value recorded in the income statement for the current period.  For the three months ended June 30, 2016, Bimini's statement of operations included a fair value adjustment of $(0.1) million and dividends of $0.6 million from its investment in Orchid common stock.  Also during the three months ended June 30, 2016, Bimini recorded $1.3 million in advisory services revenue for managing Orchid's portfolio consisting of $0.9 million of management fees and $0.3 million in overhead reimbursement.

Capital Allocation and Return on Invested Capital

The Company allocates capital between two MBS sub-portfolios, the pass-through MBS portfolio ("PT MBS") and the structured MBS portfolio, consisting of interest only ("IO") and inverse interest-only ("IIO") securities.  The table below details the changes to the respective sub-portfolios during the quarter.

Portfolio Activity for the Quarter
			Structured Security Portfolio
	Pass-Through		Interest-Only		Inverse Interest
	Portfolio		Securities		Only Securities		Sub-total		Total
Market Value - March 31, 2016	$105,441,138		$1,805,599		$1,949,599		$3,755,198		$109,196,336
Securities purchased	20,641,641		-		-		-		20,641,641
Securities sold	(15,967,937)		-		-		-		(15,967,937)
Gains on sale	19,126		-		-		-		19,126
Return of investment	n/	a	(216,658)		(150,032)		(366,690)		(366,690)
Pay-downs	(2,933,560)		n/	a	n/	a	n/	a	(2,933,560)
Premium lost due to pay-downs	(285,336)		n/	a	n/	a	n/	a	(285,336)
Mark to market gains (losses)	950,729		(289,845)		(126,461)		(416,306)		534,423
Market Value - June 30, 2016	$107,865,801		$1,299,096		$1,673,106		$2,972,202		$110,838,003

The tables below present the allocation of capital between the respective portfolios at June 30, 2016 and March 31, 2016, and the return on invested capital for each sub-portfolio for the three month period ended June 30, 2016.   Capital allocation is defined as the sum of the market value of securities held, less associated repurchase agreement borrowings, plus cash and cash equivalents and restricted cash associated with repurchase agreements. Capital allocated to non-portfolio assets is not included in the calculation.

The returns on invested capital in the PT MBS and structured MBS portfolios were approximately 19.0% and (10.6)%, respectively, for the second quarter of 2016. The combined portfolio generated a return on invested capital of approximately 7.7%.

Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
June 30, 2016
Market value	$107,865,801	$1,299,096	$1,673,106	$2,972,202	$110,838,003
Cash equivalents and restricted cash(1)	4,174,038	-	-	-	4,174,038
Repurchase agreement obligations	(103,724,730)	-	-	-	(103,724,730)
Total(2)	$8,315,109	$1,299,096	$1,673,106	$2,972,202	$11,287,311
% of Total	73.7%	11.5%	14.8%	26.3%	100.0%
March 31, 2016
Market value	$105,441,138	$1,805,599	$1,949,599	$3,755,198	$109,196,336
Cash equivalents and restricted cash(1)	3,498,815	-	-	-	3,498,815
Repurchase agreement obligations	(102,793,559)	-	-	-	(102,793,559)
Total(2)	$6,146,394	$1,805,599	$1,949,599	$3,755,198	$9,901,592
% of Total	62.1%	18.2%	19.7%	37.9%	100.0%

(1)	Amount excludes restricted cash of $268,187 and $313,577 at June 30, 2016 and March 31, 2016, respectively, related to trust preferred debt funding hedges.
(2)	Invested capital includes the value of the MBS portfolio and cash equivalents and restricted cash, reduced by repurchase agreement borrowings.

Returns for the Quarter Ended June 30, 2016
		Structured Security Portfolio
	Pass-Through	Interest-Only		Inverse Interest
	Portfolio	Securities		Only Securities		Sub-total		Total
Interest income (loss) (net of repo cost)	$833,768		$(20,031)	$37,270		$17,239		$851,007
Realized and unrealized gains (losses)	684,519		(289,845)		(126,461)		(416,306)	268,213
Hedge losses(1)	(353,475)	n/	a	n/	a	n/	a	(353,475)
Total Return	$1,164,812		$(309,876)		$(89,191)		$(399,067)	$765,745
Beginning capital allocation	$6,146,395	$1,805,599		$1,949,599		$3,755,198		$9,901,593
Return on invested capital for the quarter(2)	19.0%		(17.2)%		(4.6)%		(10.6)%	7.7%

(1)	Excludes losses of approximately $404,000 associated with trust preferred funding hedges.
(2)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.

Prepayments

For the second quarter of 2016, the Company received approximately $3.3 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate ("CPR") of approximately 12.6% for the second quarter of 2016.  Prepayment rates on the two MBS sub-portfolios were as follows during the second quarter of 2016 and for each quarter of 2015 (in CPR):

	PT	Structured
	MBS Sub-	MBS Sub-	Total
Three Months Ended	Portfolio	Portfolio	Portfolio
June 30, 2016	7.8	20.4	12.6
March 31, 2016	11.8	16.6	14.3
December 31, 2015	7.9	13.7	10.4
September 30, 2015	13.4	12.4	13.0
June 30, 2015	16.2	15.3	15.9
March 31, 2015	9.6	12.3	10.5

Portfolio

The following tables summarize the MBS portfolio as of June 30, 2016 and December 31, 2015:

($ in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted		Weighted
		of	Weighted	Maturity		Coupon	Average		Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime		Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap		Cap
June 30, 2016
Fixed Rate MBS	$107,751	97.2%	4.30%	333	1-Jul-46	NA	NA		NA
Hybrid Adjustable Rate MBS	115	0.1%	4.00%	307	20-Jan-42	9.03	9.00%		1.00%
Total PT MBS	107,866	97.3%	4.30%	333	1-Jul-46	NA	NA		NA
Interest-Only Securities	1,299	1.2%	2.98%	233	25-Dec-39	NA	n/	a	n/	a
Inverse Interest-Only Securities	1,673	1.5%	6.05%	295	25-Apr-41	NA	6.50%		n/	a
Total Structured MBS	2,972	2.7%	4.71%	268	25-Apr-41	NA	NA		NA
Total Mortgage Assets	$110,838	100.0%	4.31%	331	1-Jul-46	NA	NA		NA
December 31, 2015
Fixed Rate MBS	$79,170	94.3%	4.26%	313	1-Sep-45	NA	NA		NA
Hybrid Adjustable Rate MBS	118	0.1%	4.00%	313	20-Jan-42	15.03	9.00%		1.00%
Total PT MBS	79,288	94.4%	4.26%	313	1-Sep-45	NA	NA		NA
Interest-Only Securities	2,554	3.0%	3.10%	242	25-Dec-39	NA	NA		NA
Inverse Interest-Only Securities	2,146	2.6%	6.12%	301	25-Apr-41	NA	6.53%		NA
Total Structured MBS	4,700	5.6%	4.48%	269	25-Apr-41	NA	NA		NA
Total Mortgage Assets	$83,988	100.0%	4.27%	310	1-Sep-45	NA	NA		NA

($ in thousands)
	June 30, 2016		December 31, 2015
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$81,156	73.2%	$42,065	50.1%
Freddie Mac	29,184	26.3%	40,928	48.7%
Ginnie Mae	498	0.5%	995	1.2%
Total Portfolio	$110,838	100.0%	$83,988	100.0%

	June 30, 2016	December 31, 2015
Weighted Average Pass Through Purchase Price	$109.42	$107.96
Weighted Average Structured Purchase Price	$6.11	$6.11
Weighted Average Pass Through Current Price	$110.99	$107.86
Weighted Average Structured Current Price	$6.19	$8.45
Effective Duration (1)	2.503	2.326

(1)
Effective duration is the approximate percentage change in price for a 100 basis point change in rates. An effective duration of 2.503 indicates that an interest rate increase of 1.0% would be expected to cause a 2.503% decrease in the value of the MBS in the Company's investment portfolio at June 30, 2016. An effective duration of 2.326 indicates that an interest rate increase of 1.0% would be expected to cause a 2.326% decrease in the value of the MBS in the Company's investment portfolio at December 31, 2015. These figures include the structured securities in the portfolio but not the effect of the Company's funding cost hedges. Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing and Liquidity

As of June 30, 2016, the Company had outstanding repurchase obligations of approximately $103.7 million with a net weighted average borrowing rate of 0.69%.  These agreements were collateralized by MBS with a fair value, including accrued interest, of approximately $109.7 million.  At June 30, 2016, the Company's liquidity was approximately $5.4 million, consisting of unpledged MBS and cash and cash equivalents.

We may pledge more of our structured MBS as part of a repurchase agreement funding, but retain cash in lieu of acquiring additional assets. In this way, we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash. Below is a listing of outstanding borrowings under repurchase obligations at June 30, 2016.

($ in thousands)
Repurchase Agreement Obligations
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	(in Days)
South Street Securities, LLC	$46,197	44.6%	0.66%	$2,682	22
Citigroup Global Markets, Inc.	36,950	35.6%	0.72%	2,092	19
ED&F Man Capital Markets, Inc.	20,578	19.8%	0.70%	1,163	60
	$103,725	100.0%	0.69%	$5,937	29

(1)
Equal to the fair value of securities sold (including accrued interest receivable) and cash posted as collateral, if any, minus the sum of repurchase agreement liabilities, accrued interest payable and securities posted by the counterparty (if any).

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding and also its junior subordinated notes by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under U.S. generally accepted accounting principles ("GAAP") in order to align the accounting treatment of its derivative instruments with the treatment of its portfolio assets under the fair value option election. As such, all gains or losses on these instruments are reflected in earnings for all periods presented.  As of June 30, 2016, such instruments were comprised entirely of Eurodollar futures contracts.

The tables below present information related to outstanding Eurodollar futures contracts at June 30, 2016.

($ in thousands)
As of June 30, 2016
	Repurchase Agreement Funding Hedges
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
2016	$56,000	1.76%	0.66%	$(307)
2017	56,000	2.23%	0.75%	(827)
2018	43,000	2.21%	0.92%	(552)
2019	30,000	1.63%	1.15%	(146)
Total / Weighted Average	$44,857	2.03%	0.86%	$(1,832)

($ in thousands)
As of June 30, 2016
	Junior Subordinated Debt Funding Hedges
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
2016	$26,000	1.85%	0.66%	$(154)
2017	26,000	2.49%	0.75%	(450)
2018	26,000	2.16%	0.94%	(319)
2019	26,000	1.65%	1.15%	(130)
2020	26,000	1.95%	1.39%	(146)
2021	26,000	2.22%	1.62%	(155)
Total / Weighted Average	$26,000	2.07%	1.12%	$(1,354)

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions from inception.

Book Value Per Share

The Company's Book Value Per Share at June 30, 2016 was $5.53.  The Company computes Book Value Per Share by dividing total stockholders' equity by the total number of shares outstanding of the Company's Class A Common Stock. At June 30, 2016, the Company's stockholders' equity was $69.8 million, with 12,631,627 Class A Common shares outstanding.

Management Commentary

The second quarter of 2016 was in many respects a continuation of what we saw in the first quarter, albeit with a few twists and turns as the market reacted to the events that unfolded.  At the conclusion of the Federal Reserve Open Market meeting in late April the committee released a statement that was perceived to be dovish by the market.  The committee was seen to be backing away from earlier calls for 2 to 3 rate increases in 2016 and more concerned with market turmoil and events abroad.  However, the market reaction was apparently stronger than the committee expected and they once again reversed their tone in May and several governors and committee members returned to their data dependent focus in their public comments – appearing to try to talk the market back into expecting further policy normalization.  This seemed to make sense as the incoming economic data improved and event overseas moderated.  Just as the market was starting to price in a meaningful probability of a rate hike in June, the May non-farm payroll data was released in early June.  The lone stalwart of the expansion, job growth, appeared to slow dramatically.  The market was taken by surprise by the magnitude of the slowdown in job creation. Once again the market reversed course and the futures market priced out most policy adjustments for the balance of the year.  Later in the month the Federal Reserve conducted their scheduled meeting and at the press conference Chair Yellen stressed the committee would be even more patient in normalizing rates and needed to see more data on the employment front to determine if the June report was the start of a new trend or an aberration.  The chair also cited the pending referendum in the UK the following week regarding the potential exit of the UK from the EU as another reason for patience.  The following week the market was stunned when voters in the UK voted in favor of the referendum and opted to leave the EU, albeit the process could take up to two years.  The initial market reaction was violent and the futures market priced in a small probability of an easing of monetary policy by the Fed in the months ahead.  The quarter ended with rates, particularly longer term rates, at or near all-time lows.  In early July Germany issued 10 year bunds with a negative yield for the first time.

"This made for a volatile market as expectations for the path of the economy, Federal Reserve monetary policy and the status of the EU changed violently and often over the course of the quarter.  This has abated substantially in the third quarter.  The impact on the mortgage market was to push spreads wider and heighten prepayment fears. As we move further into the third quarter the market has improved.  The economic data, starting with the June non-farm payroll report on July 8th, and again last Friday when the July report was issued, strengthened and the June report appears to have been an aberration.  The balance of the economic data since – at least data pertaining to the consumer has been strong and the economy appears to be well on its way to recovering from a slowdown in the first quarter.  Secondly, the fall-out from the "Brexit" as it was dubbed appears to have been minimal. Since the event in late June, the European Central Bank has held a meeting and opted to maintain their current monetary policy as they wait to further assess the impact, if any, from the referendum. The Bank of England announced significant steps recently, involving both a reduction in rates as well as a substantial increase in asset purchases by the central bank. The markets have reacted accordingly as equities, both here and in Europe, have returned to levels seen before the vote, and in some cases higher. Interest rates have moved off the extreme lows seen immediately after the vote but have yet to reach pre-Brexit levels, as is the case with the British Pound. Mortgages have tightened, although still trade at slightly wider levels than those seen before the vote. Importantly for us, primary mortgage rates did not react meaningfully to the sharp rally in rates as originators appear to be unable or unwilling to lower rates available to borrowers as much as the move in benchmark rates would suggest. Given the turn in economic data the front end of the curve, and funding levels, have stabilized and are in fact higher than before the UK referendum. This has likely kept originators from lowering primary rates as their margins would just be squeezed further if they lowered rates to borrowers.

"Effective for tax year 2015 Bimini is no longer a REIT for Federal income tax purposes.  Earlier this year we announced that we would take steps to take advantage of net operating losses available at both Bimini and MortCo, our former mortgage company.  This involved moving the MBS portfolio from Bimini to MortCo, among other things.  We took the initial steps in late 2015 and continued to do so during the first two quarters of 2016.  Going forward, the results of the MBS portfolio will continue to be presented as if the portfolio resides at Bimini, but this is simply because MortCo, as a 100% owned subsidiary, is consolidated.  The second aspect of our operations is the advisor services performed by Bimini Advisors, another subsidiary, which is the external manager of Orchid Island Capital.  Going forward discussions of the results of operations will be divided into these two areas.

"Over the course of the second quarter of 2016 we increased the capital allocated to our MBS portfolio from $9.9 million to $11.3 million. The portfolio continues to be biased towards higher coupon, fixed rate securities with various forms of prepayment protection, interest only and inverse interest only securities, and funding hedges positioned primarily on the belly of the curve. While the net effect of economic and market developments in the quarter ended June 30, 2016 described above resulted in a negative mark to market adjustment on our combined MBS portfolio and associated hedges, the portfolio generated a 7.7% return on invested capital for the period – not annualized.  The returns for the two sub-portfolios were quite different with the market rally we experienced – as they were designed to be.  The MBS pass-through portfolio generated a return on invested capital of 19.0%, benefiting from net mark to market gains of $0.3 million.  Conversely, the structured securities portfolio generated a return of (10.6%), as mark to market losses overwhelmed the interest income generated by the securities.  Prepayments on the pass-through portfolio declined from 11.8 CPR for the first quarter of 2016 to 7.8 CPR for the second quarter of 2016.  The structured securities portfolio increased from 16.6 CPR during the first quarter to 20.4 CPR in the second quarter of 2016.  Combined the portfolios slowed from 14.3 CPR in the first quarter of 2016 to 12.6 CPR in the second quarter.

"Bimini has owned shares of Orchid Island Capital since Orchid's inception. During the fourth quarter of 2015 we added additional shares of Orchid at the MortCo level. We own these shares as proxies for exposure to the MBS portfolio although the dividends received on all of our Orchid shares are not a component of the total return of our MBS operations described above. For the second quarter of 2016 the dividends on the Orchid shares were $0.6 million and we recorded $0.1 million on mark to market loss on the Orchid shares.

"The advisory services operations generated revenues of $1.3 million for the second quarter of 2016. Such revenues are a function of the size of the capital base of Orchid Island, as adjusted, and the prorated allocation of certain Bimini overhead expenses, in both cases in accordance with the terms of the management agreement between the parties.

Summarized Financial Statements

The following is a summarized presentation of the unaudited consolidated balance sheets as of June 30, 2016, and December 31, 2015, and the unaudited consolidated statements of operations for the six and three months ended June 30, 2016 and 2015. Amounts presented are subject to change.

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited - Amounts Subject To Change)

	June 30, 2016	December 31, 2015
ASSETS
Mortgage-backed securities	$110,838,003	$83,988,399
Cash equivalents and restricted cash	4,442,225	6,712,483
Investment in Orchid Island Capital, Inc.	14,354,920	13,852,707
Accrued interest receivable	426,005	351,049
Retained interests	1,359,275	1,124,278
Deferred tax assets, net	64,300,364	64,832,242
Other assets	6,370,314	6,194,267
Total Assets	$202,091,106	$177,055,425

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$103,724,730	$77,234,249
Junior subordinated notes	26,804,440	26,804,440
Payable for unsettled securities purchased	-	1,859,277
Other liabilities	1,764,651	2,617,399
Total Liabilities	132,293,821	108,515,365
Stockholders' equity	69,797,285	68,540,060
Total Liabilities and Stockholders' Equity	$202,091,106	$177,055,425
Class A Common Shares outstanding	12,631,627	12,373,294
Book value per share	$5.53	$5.54

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - Amounts Subject to Change)

	Six Months Ended June 30,		Three Months Ended June 30,
	2016	2015	2016	2015
Interest income	$1,842,540	$2,281,256	$1,025,076	$1,074,122
Interest expense	(301,973)	(198,334)	(174,069)	(98,142)
Net interest income, before interest on junior subordinated notes	1,540,567	2,082,922	851,007	975,980
Interest expense on junior subordinated notes	(539,972)	(491,461)	(276,361)	(247,988)
Net interest income	1,000,595	1,591,461	574,646	727,992
Losses on MBS and derivative agreements	(1,845,659)	(1,206,474)	(489,400)	(1,021,070)
Net portfolio income (loss)	(845,064)	384,987	85,246	(293,078)
Other income	5,296,906	4,175,348	2,281,906	878,059
Expenses	(2,723,798)	(6,845,431)	(1,353,853)	(1,818,244)
Net income (loss) before income tax provision	1,728,044	(2,285,096)	1,013,299	(1,233,263)
Income tax provision	680,355	608,311	411,601	271,216
Net income (loss)	$1,047,689	$(2,893,407)	$601,698	$(1,504,479)

Basic and Diluted Net Income (Loss) Per Share of:
CLASS A COMMON STOCK	$0.08	$(0.23)	$0.05	$(0.12)
CLASS B COMMON STOCK	$0.08	$(0.23)	$0.05	$(0.12)

	Three Months Ended June 30,
Key Balance Sheet Metrics	2016	2015
Average MBS(1)	$110,017,168	$111,674,098
Average repurchase agreements(1)	103,259,144	103,749,782
Average stockholders' equity(1)	69,492,490	7,095,165

Key Performance Metrics
Average yield on MBS(2)	3.73%	3.85%
Average cost of funds(2)	0.67%	0.38%
Average economic cost of funds(3)	0.91%	0.41%
Average interest rate spread(4)	3.06%	3.47%
Average economic interest rate spread(5)	2.82%	3.44%

(1)	Average MBS, repurchase agreements and stockholders' equity balances are calculated using two data points, the beginning and ending balances.
(2)
Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/repurchase agreement balances and are annualized for the quarterly periods presented.

(3)	Represents interest cost of our borrowings and the effect of derivative agreements attributed to the period related to hedging activities, divided by average repurchase agreements.
(4)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on MBS.
(5)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on MBS.

About Bimini Capital Management, Inc.

Bimini Capital Management, Inc. invests primarily in, but is not limited to investing in, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae). Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows.  In addition, Bimini generates a significant portion of its revenue serving as the manager of the MBS portfolio of Orchid Island Capital, Inc.

Forward Looking Statements

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Wednesday, August 10, 2016, at 10:00 AM ET. The conference call may be accessed by dialing toll free (877) 312-5414.  International callers dial (408) 940-3877.  The conference passcode is 63817281.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company's website at www.biminicapital.com, and an audio archive of the webcast will be available for approximately one year.

CONTACT:
Bimini Capital Management, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.biminicapital.com